CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Select Portfolios: Industrials Portfolio, of our report dated April 18, 2017, on the financial statements and financial highlights included in February 28, 2017 Annual Report to Shareholders of Fidelity Select Portfolios: Industrials Portfolio.

We also hereby consent to the incorporation by reference into the Proxy/Prospectus constituting part of this Registration Statement of Fidelity Select Portfolios: Industrial Equipment Portfolio, of our report dated April 18, 2017, on the financial statements and financial highlights included in the February 28, 2017 Annual Report to Shareholders of Fidelity Select Portfolios: Industrial Equipment Portfolio.

We further consent to the references to our Firm under the headings “Experts” and “Additional Information About the Funds” in the Proxy/Prospectus and to the references to our Firm under the headings “Financial Highlights” in the April 29, 2017 Prospectus and “Independent Registered Public Accounting Firm” in the April 29, 2017 Statement of Additional Information for Fidelity Select Portfolios: Industrials Portfolio and Fidelity Select Portfolios: Industrial Equipment Portfolio, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 4, 2017